Exhibit 99.1

1 Collaborative Approach to Life Science Financing Shareholder Presentation March 2024

2 Forward - looking and Cautionary Statements Statements in this presentation that are not strictly historical, and any statements regarding events or developments that we be lieve or anticipate will or may occur in the future are "forward - looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward - looking statements and you should not place undue reliance on any s uch forward - looking statements. Additional information regarding the factors that may cause actual results to differ materially from these forward - looking statements is available in o ur SEC filings, including our Annual Report on Form 10 - K for the most recent fiscal year and our Quarterly Reports on Form 10 - Q for subsequent periods. The Company does not assume any obligatio n to update or revise any forward - looking statement, whether as a result of new information, future events and developments or otherwise. Our specialty finance and asset management businesses are conducted through separate subsidiaries and the Company conducts it s o perations in a manner that is excluded from the definition of an investment company and exempt from registration and regulation under the Investment Company Act of 1940. This presentation is neither an offer to sell nor a solicitation of any offer to buy any securities, investment product or in ves tment advisory services, including such services offered by SWK Advisors LLC. This presentation does not contain all of the information necessary to make an investment decision, including, bu t not limited to, the risks, fees and investment strategies of investing in life science investments. Any offering is made only pursuant to the relevant information memorandum, a relevant su bscription agreement or investment management agreement, and SWK Advisors LLC’s Form ADV, all of which must be read in their entirety. All investors must be “accredited investors” and/or “q ualified purchasers” as defined in the securities laws before they can invest with SWK Advisors LLC. Life science securities may rely on milestone payments and/or a royalty stream from an underlying drug, device, or product wh ich may or may not have received approval of the Food and Drug Administration (“FDA”). If the underlying drug, device, or product does not receive FDA approval, it could negatively impact the securities, including the payments of principal and/or interest. In addition, the introduction of new drugs, devices, or products onto the market could negatively impact the securities, since t hat may decrease sales and/or prices of the underlying drug, device, or product. Changes to Medicare reimbursement or third - party payor pricing could negatively impact the securities, since they could negatively impact the prices and/or sales of the underlying drug, device, or product. There is also risk that the licensing agreement that governs the payment of royalties may terminate, whic h c ould negatively impact the securities. There is also the risk that litigation involving the underlying drug, device, or product could negatively impact the securities, including payments of pr inc ipal and/or interest on any securities.

SWK Holdings - Overview

Custom financing solutions for commercial-stage healthcare companies and royalty owners

Underserved, High-Need Market

- SWK targets $5M to $25M financings, a market niche that is less competitive and generates attractive full-cycle returns
- Business focus is secured financings and royalty monetizations
- Experienced and aligned management and Board with extensive life science network
- As of March 19, 2024, completed financings with 55 parties deploying ~$780M of capital

Demonstrated Success, Attractive Returns

- Targets unlevered, mid-teens gross return on capital with a portfolio effective yield of 14.0% for 4Q23[1]
- 32 exits from inception through December 31, 2023, generating an 17.5% IRR and 1.4x MOIC
- Specialty finance segment generated a 10.0% LTM adjusted return on finance segment tangible book value[2]

Focus on Shareholder Returns

- Demonstrated shareholder value creation: Share repurchases, NASDAQ uplisting, and Enteris strategic review
- Shareholder value creation strategy:
  - Increase book value per share at a 10% CAGR
  - Serve as partner of choice for small and mid-sized life sciences companies and inventors
  - Generate current income to utilize SWK's substantial NOL asset, $87.7M as of December 31, 2023

1) *Effective yield is the rate at which income is expected to be recognized pursuant to the Company's revenue recognition policies, if all payments are received pursuant to the terms of the finance receivable; excludes warrants*
2) *Numerator is specialty finance division's adjusted non-GAAP net income. Denominator is shareholders equity less the deferred tax asset and Enteris PP&E and net intangibles and goodwill, which adds-back the contingent consideration payable*

SWK HOLDINGS
3

Operating Segments

SWK operates through two segments: Life Science Specialty Finance and Enteris BioPharma

Centered on SWK's core focus on monetizing revenue streams and intellectual property

LIFE SCIENCE SPECIALTY FINANCE

- Senior secured term loans
- Royalties
- Synthetic royalties
- Hybrid structures

SWK HOLDINGS

ENTERIS BIOPHARMA

- CDMO and CMO services
- Peptelligence® dosing technologies
- 505b2 drug outlicensing

SWK HOLDINGS

4

5 Why Life Science Finance? Tap into underlying demand that is pervasive, growing, and minimally correlated with economic cycles • Healthcare spend is large and increasing, representing 20% of U.S. GDP forecast to grow at a 5% CAGR through 2030 1 • Sector has demonstrated durability as S&P 500 sales declined 9% in 2009, while Healthcare subsector sales grew 10% 2 Leverage FDA - approved assets that have protected and “portable” value • C linical trials and FDA approval requires substantial investment of time and money and limits competition • Assets are attractive acquisition candidates for strategics, which avoid internal development and approval risk; high gross margins immediately accretive for acquirers with existing sales infrastructure Invest where competition is limited and risk - adjusted return superior • Few sources of non - dilutive capital exist for sub - $25M financings and equity is our primary competition • Achieve superior risk - reward via better pricing, lower leverage, tighter covenants, and downside protection 1) Centers for Medicare & Medicaid Services 2) Bloomberg

Value Creation Strategy

Deploy balance sheet capital into secured financing portfolio

- SWK has established reputation as a go-to capital provider in our market segment
- Majority of financings structured with warrants or other equity-like upside features to enhance return profile

Optimize Value at Enteris

- Enteris has multiple valuable assets including CDMO operations, the Cara license, and Peptelligence platform and other IP
- Exclusive Option and Asset Purchase Agreement positions CDMO operations to be approximately break-even or better in exchange for partner having an exclusive two-year option to purchase certain tangible assets for approximately $6 million
- SWK working with management to monetize IP

Optimize capital structure to boost ROE

- SWK targets a 10%+ ROE
- SWK carries minimal leverage while similarly sized BDCs often carry 50% to 75% debt/equity leverage
- Opportunistic share repurchases
- Off-balance sheet capital would add to ROE

SWK believes this strategy will continue to achieve a 10%+ book value per share CAGR

SWK HOLDINGS
6

7 Book Value Components Tangible Finance Book Value / Share = $19.61 • Excludes value of deferred tax asset, net Enteris intangibles and goodwill 1 , and Enteris PP&E • SWK’s targets 10%+ CAGR of tangible finance book value / share Plus: Enteris Biopharma Net Book Value / Share = $0.55 • At December 31, 2023, Enteris book value, net of contingent liabilities totaled $6.9M ($0.55 / share) • Strategic partner has option to purchase certain Property and Equipment for approximately $6M, or $0.48 per share, through January 1, 2026 • Original seller’s 50% portion of Cara license economics valued on SWK books at $4.9M, or $0.39 per share • SWK working with management to monetize other IP Plus: Deferred Tax Asset / Share = $2.26 • At 12/31/23 SWK had federal net operating losses (NOL) of $87.7M • Last tranche of NOLs will expire in 2037 12/31/2023 Total Book Value per Share of $22.43 1) Intangible assets, net plus goodwill less contingent consideration payable JT0 JT1

Corporate Milestones

2016
- ✓ Team rebuilt and investment process improved
- ✓ Focus on 1LTLs and Royalties only (no 2Ls, equity, high yield)
- ✓ Ended year with $130.0M investment assets

2018
- ✓ Secured $20M credit facility with Cadence Bank (f/k/a State Bank)
- ✓ Announced share repurchase program in 4Q18
- ✓ Ended year with $169.9M investment assets

2019
- ✓ 17th partner exit realized, bringing the weighted avg. IRR on all exits to 20%
- ✓ Acquired Enteris BioPharma
- ✓ Ended year with $178.7M investment assets

2020
- ✓ Uplisted to Nasdaq and added to Russell 2000 Index
- ✓ Ended year with $212.5M investment assets

2022
- ✓ Reconstituted Board of Directors
- ✓ Ended year with $237.9M investment assets

2023
- ✓ Jody Staggs named Chief Executive Officer
- ✓ JD Tamas promoted to Director of Underwriting
- ✓ Expanded team, adding VP of Underwriting and VP of Originations
- ✓ Announced new $10M 10b5-1 share repurchase program
- ✓ Closed new RLOC with $60.0M of committed from bank syndicate
- ✓ Closed public offering of $33M Senior Unsecured Notes
- ✓ Ended year with $290.2M investment assets

2024
- ✓ SWK and Enteris subsidiary entered into Exclusive Option and Asset Purchase Agreement with strategic partner

SWK HOLDINGS

8

Fourth Quarter 2023 Recap 9 CONFIDENTIAL CORPORATE UPDATES FINANCE RECEIVABLES UPDATES • During the four quarter, upsized revolving credit facility from $45.0M to $60.0M via an incremental $15.0M commitment from new banking partner Woodforest National Bank • Raised approximately $33.0M of Senior Unsecured Notes • During the fourth quarter of 2023, repurchased approximately 14.2K shares of common stock for a total cost of ~$0.2M, or ~$16.45 average cost per share • As of December 31, 2023, non - GAAP tangible finance book value per share was $19.61, a 3.1% increase from December 31, 2022 • As of December 31, 2023, gross finance receivables were $288.4M, a 16% increase from December 31, 2022 • Fourth quarter of 2023 finance portfolio effective yield was 14.0%, a 10 - bps increase from December 31, 2022 • Fourth quarter of 2023 finance portfolio realized yield was 14.1%, a 310 - bps increase from December 31, 2022 • For the trailing twelve months ended December 31, 2023, SWK's core finance receivables segment generated a 10.0% adjusted return on tangible book value • During the fourth quarter of 2023, SWK closed four financings with new partners for total deployment of $60 million

10 Finance Segment Portfolio Overview: 4Q23 1) Includes public company warrants; private warrants carried at zero value • Gross Finance Receivables: $288.4M • Total Investment Assets: $290.2M 1 Financing Segment Portfolio Value • Number of Assets: 26 • Avg. GAAP Balance per Asset: $11.1M • Finance Receivables Balance: $26.0M • Total Unfunded Commitments: $5.0M Metrics 76% 23% 1% Portfolio Composition First Lien Royalty Warrants

$21.1 $35.7 $18.1 $18.4 2020 2021 2022 2023 Non - GAAP Adjusted Net Income 2 ($ in millions) $212.5 $189.7 $237.9 $290.2 2020 2021 2022 2023 Total Investments Assets ($ in millions; at end of period; gross of/before CECL) $36.7 $56.2 $41.5 $37.8 2020 2021 2022 2023 Total Revenue ($ in millions) 11 Financial Snapshot 1) 2021 and 2022 revenue include $15.0M and $5.0M, respectively, of milestone revenue related to a licensing agreement between E nte ris and Cara Therapeutics 2) Eliminates provision for income taxes, Enteris intangibles amortization, and non - cash mark - to - market changes on warrant assets a nd equity securities — see reconciliation on page 26. Outperformance in 2021 non - GAAP adjusted Net Income driven by Cara milestone payments 2021 and 2022 include $15.0M and $5.0M, respectively, of milestone revenue at Enteris 1 $240.5 $267.2 $279.9 $280.3 $18.80 $20.82 $21.80 $22.43 2020 2021 2022 2023 SWK Stockholder's Equity ($ in millions; except per share data) SWK Stockholders' Equity Book Value per Share

12 Attractive Portfolio Yields SWK Targets Low - to - Mid Teens Effective Yields 1 4Q23 Finance Segment Effective Yield was 14.0% 1) Effective yield is the rate at which income is expected to be recognized pursuant to the Company’s revenue recognition polici es, if all payments are received pursuant to the terms of the finance receivable; excludes warrants $180.9 $182.3 $187.0 $212.4 $219.0 $213.0 $206.2 $189.6 $195.8 $181.4 $222.2 $237.9 $249.6 $235.6 $236.3 $290.2 13.4% 13.5% 13.6% 13.3% 13.8% 13.9% 13.8% 13.8% 13.9% 14.2% 14.3% 13.9% 15.5% 14.5% 14.0% 14.0% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Gross Investments Assets and Weighted Effective Yield ($ in millions) Total Investments Assets Portfolio Effective Yield

13.4% 13.5% 13.6% 13.3% 13.8% 13.9% 13.8% 13.8% 13.9% 14.2% 14.3% 13.9% 15.5% 14.5% 14.0% 14.0% 16.2% 17.3% 17.4% 16.7% 16.8% 22.8% 18.8% 20.1% 22.5% 15.0% 17.5% 11.0% 15.3% 15.4% 14.7% 14.1% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Realized Yield vs. Effective Yield (at end of period) Effective Yield Realized Yield* 13 Attractive Portfolio Yields SWK’s Portfolio Realized 1 Yield Has Typically Exceeded the Projected Yield as Actual Receipts Exceeded Internal Forecasts 1) Portfolio Realized Yield is inclusive of all fees and is calculated based on the simple average of finance receivables at the be ginning and end of period 1 2019 - 2023 Average Realized Yield = 17.2%

Current Structured Credit Portfolio MolecuLight 01.04.2022 $10.0 million Structured Credit Trio Healthcare 07.01.2021 $9.5 million Structured Credit Biotricity 12.27.2021 $12.0 million Structured Credit Epica International 07.25.2018 $14.0 million Structured Credit NeoLight 02.17.2023 $5.0 million Structured Credit 14 4WEB Medical 07.01.2021 $20.0 million Structured Credit eTon Pharmaceuticals 11.14.2019 $10.0 million Structured Credit Nicoya 10.1 3 .2023 $ 6 .0 million Structured Credit Advanced Oxygen Therapy 03.21.2022 $12.0 million Structured Credit Exeevo 07.01.2022 $7.5 million Structured Credit Shield Therapeu ti cs 10. 02 .2023 $20.0 million Structured Credit BIOLASE 11.09.2018 $15.0 million Structured Credit MedMinder Systems 08.18.2022 $25.0 million Structured Credit CDMO 09.13.2023 $5.0 million Sponsor - Backed CDMO Private Transaction Sincerus Pharmaceuticals 03.19.2021 $9.0 million Structured Credit Elutia 08.10.2022 $25.0 million Structured Credit Journey Medical 12.27.2023 $20.0 million Structured Credit

15 Current Royalty Portfolio Veru Healthcare 03.05.2018 $12.0 million Synthetic Royalty Financing Iluvien 12.18.2020 $16.5 million Royalty Acquisition ForFivo (IntelGenx) 08.05.2016 $6.0 million Royalty Acquisition Ideal Implant 04.27.2021 $5.0 million Reorg Synthetic Royalty Financing Best ABT 11.12.2018 $5.8 million Reorg Royalty Coflex & Kybella 08.31.2020 $4.4 million Royalty Portfolio Acquisition Cambia 07.31.2014 $9.5 million Royalty Acquisition Project Duo 11.30.2022 $16.5 million Royalty Acquisition Private Transaction Flowonix Medical 12.23.2020 $10.0 million Reorg Royalty Financing IVIG Portfolio 12.27.2023 $15.0 million Royalty Acquisition Private Transaction

Portfolio Realizations

Exit History	Exited Deals	Cash Deployed	Cash Returned	MOIC	IRR
10+ Yrs.	**32 Exits**	**~$360M**	**~$510M**	**1.4x**	**17.5%**

($s in Ms)

Investments	#	Security	Date Invested	Date Paid Off	Cash Invested	Cash Received	MOIC	IRR
Nautilus	1	Loan	Dec-12	Dec-13	$ 6.4	$ 8.5	1.3x	34%
Parnell I	2	Loan	Jan-14	Jun-14	10.0	11.0	1.1x	24%
Response	3	Loan	Jul-14	Oct-15	12.3	5.8	0.5x	(47%)
PDI	4	Loan	Oct-14	Dec-15	20.0	25.0	1.3x	23%
Tribute	5	Loan	Aug-13	Feb-16	13.8	18.1	1.3x	18%
Galil	6	Loan	Oct-14	Jun-16	12.5	16.6	1.3x	21%
Nanosphere	7	Loan	May-15	Jun-16	10.0	14.4	1.4x	48%
Syncardia	8	Multi	Dec-13	Jun-16	20.0	11.8	0.6x	(37%)
Holmdel	9	Equity	Dec-12	Feb-17	6.0	21.1	3.5x	63%
Hooper I	10	Loan	Apr-15	May-17	5.0	6.8	1.4x	20%
Narcan	11	Royalty	Dec-16	Feb-18	17.5	42.9	2.4x	84%
OraMetrix	12	Loan	Dec-16	May-18	8.5	10.6	1.2x	19%
Parnell II	13	Loan	Nov-16	Jul-18	13.5	19.3	1.4x	26%
Hooper II	14	Loan	May-17	Oct-18	21.3	19.2	0.9x	(16%)
EyePoint	15	Loan	Mar-18	Feb-19	19.7	25.7	1.3x	35%
Thermedx	16	Loan	May-16	May-19	3.5	5.8	1.6x	21%

Figures reflective of SWKH balance sheet (i.e., excludes managed/partner transactions)

($s in Ms)

Investments	#	Security	Date Invested	Date Paid Off	Cash Invested	Cash Received	MOIC	IRR
Cheetah	17	Loan	Jan-19	Sep-19	10.0	12.5	1.2x	32%
Aimmune	18	Loan	Feb-19	Oct-20	3.7	4.4	1.2x	20%
Tenex	19	Loan	Jul-16	Apr-21	8.3	13.1	1.6x	16%
Harrow	20	Loan	Jul-17	Apr-21	10.3	18.7	1.8x	20%
Veru FC2	21	Royalty	Mar-18	Aug-21	10.0	19.6	2.0x	37%
Misonix	22	Loan	Jun-15	Oct-21	27.6	43.8	1.6x	14%
Besivance	23	Royalty	Apr-13	Nov-21	6.0	7.5	1.3x	7%
DxTerity	24	Loan	Apr-15	Nov-21	9.5	19.9	2.1x	19%
Celonova	25	Loan	Jul-17	Dec-21	7.5	10.6	1.4x	15%
Acerus	26	Loan	Oct-18	Feb-22	9.0	13.3	1.5x	16%
B&D Dental	27	Loan	Dec-13	Mar-22	8.5	11.5	1.4x	4%
Keystone	28	Loan	May-16	Jun-22	20.0	33.5	1.7x	14%
Beleodaq	29	Royalty	Jun-18	Jul-22	7.5	13.7	1.8x	27%
Trio Royalty	30	Royalty	Oct-20	Jul-22	4.3	6.9	1.6x	35%
TRT	31	Royalty	Jun-13	Dec-22	3.3	1.9	0.6x	(21%)
Acer	32	Loan	Mar-22	Jun-23	13.4	15.3	1.1x	18%
Total Realized	**32**				**$ 358.8**	**$ 508.5**	**1.4x**	**17.5%**

SWK HOLDINGS

16

Portfolio Realizations to Strategic Buyers

- 13 realizations to strategic buyers demonstrated a median 28% LTV of SWK's original loan value
- 9 of the 13 businesses were not profitable at time of sale, validating SWK's revenue and IP-based underwriting methodology

($ in Ms)

Target	Buyer	Close Date	Transaction TEV	SWK Attachment Point[1]	SWK Attach / Transaction EV	LTM Sales	EV / LTM Sales	Target Profitable Sale?	Notes
Nautilus	Depomed	Dec-13	$ 48.7	$ 22.5	46%	$ 15.4	3.2x	N	Key asset was Cambia
Response Genetics	Cancer Genetics	Oct-15	5.8	12.3	212%	$ 16.7	0.3x	N	
PDI	Publicis	Dec-15	33.0	20.0	61%	$ 129.3	0.3x	Y	CSO Division Only; Transaction EV assumes 50% near-term earn-outs achieve
Tribute	Aralez	Feb-16	147.6	13.8	9%	$ 26.5	5.6x	N	
Galil	BTG plc	May-16	84.4	12.5	15%	$ 22.7	3.7x	N	Transaction EV excludes $26mm of milestones
Nanosphere	Luminex	Jun-16	77.0	25.0	32%	$ 23.1	3.3x	N	
Holmdel	ANI Pharma	Feb-17	30.5	6.0	28%	$ 11.1	2.7x	Y	Key asset was InnoPran XL
Orametrix	Dentsply Sirona	May-18	90.0	8.5	9%	$ 20.0	4.5x	Y	Transaction EV excludes up to $60mm in earn-outs
Hooper II	Quest	Oct-18	27.8	21.3	77%	$ 61.3	0.5x	N	Loan value includes non-SWK revolver ($8mm); Workout fees totaled $4mm
Cheetah Medical	Baxter	Oct-19	190.0	20.0	11%	$ 22.2	8.6x	N	Transaction EV excludes up to $40mm in earn-outs
Aimmune	Nestle	Oct-20	2,139.0	131.5	6%	n.a.	n.a.	N	SWK partnered with KKR on the transaction as a 4.5% participant
Tenex	Trice	Apr-21	25.0	8.3	33%	$ 12.3	2.0x	Y	Excludes earn-outs
Misonix	Bioventus	Oct-21	$ 518.0	$ 27.6	5%	$ 74.0	7.0x	N	
Weighted Average[2]			**$ 178.6**		**28.3%**		**3.4x**		

1) *Attachment point measured as face value of loan and inclusive of all subsequent add-ons and any pari or senior debt outstanding at exit*
2) *Averages weighted to SWK attachment point or cash invested basis*

SWK HOLDINGS

17

18 SWK Sourcing • Cultivates and maintains a diverse array of longstanding, proprietary deal sources • Consistently sources over 100 actionable investment opportunities per year • Maintains disciplined “look - to - book” ratio of approximately 5% 5 - Year Avg. (2019 – 2023 CYs) $ Opp. (Ms) % of Deals No. Of Deals $ 1,484.5 100% 103 $ 221.4 20% 21 $ 53.6 5% 5 $ 8.6 5 $ 62.2 10 2023 CY $ Opp. (Ms) % of Deals No. Of Deals $ 2,175.9 100% 143 $ 350.6 18% 26 $ 77.1 5% 7 $ 3.1 3 $ 80.2 10 Closed Add - Ons = Total Funded Total New Deals Proposals Intermediated 12% Hybrid 50% Proprietary 38% 2023 Total Deals Count by Source Type • “Intermediated” = deals widely marketed by mid - market life science investment banks • “Hybrid” = introduction via boutique banks, but not a traditional banking process • “Proprietary” = directly sourced by SWK with no intermediation or marketing process JT0

Financing Structures 19 Product Acquisition • Primarily first lien, senior secured, floating rate loans • Typically include covenants, prepayment penalties, origination and exit fees, and warrant coverage • Provide working capital to support product commercialization and M&A Hybrid Financing Synthetic Royalty Royalties Structured Debt • Companies: fund pipeline development & leverage a lower cost of capital for higher ROI projects • Institutions: capital planning for operating budgets, funding R&D initiatives, & financial asset diversification • Inventors: financial asset diversification, fund start - up company • Marketer creates a ‘royalty’ by selling an interest in a future revenue stream in exchange for an upfront payment and potential future payments • Ability to structure tiered revenues, reverse tiers, minimum payments, caps, step - downs and buy - out options, similar to a license agreement between innovator and marketer • Combination of royalty and revenue - based financings • Can take on many forms, including structured debt or equity • Target legacy products with established revenue trends, minimal marketing and infrastructure requirements • Leverage successful Homdel structure

Historical Financing: Narcan Royalty 20 OPPORTUNITY SOLUTION • Opiant is a publicly - traded drug development company that receives a royalty on Narcan for developing the drug’s unique formulation – Novel formulation has a faster time to onset and more convenient and safer administration • Opiant needed capital to pursue development programs • At time of monetization, Opiant was a thinly traded OTC stock and management believed the share price did not reflect underlying asset value, thus a share offering was not an attractive option • SWK structured a capped royalty that was smaller than competing proposals, and allowed Opiant to retain tail economics • In December 2016, SWK funded $13.8M in exchange for a royalty that was capped at a 1.5x Cash - on - Cash (Coc) return – On August 8, 2017, upon achieving $25.0M in cumulative sales during two consecutive quarters, SWK funded additional $3.8M with a 1.5x CoC return cap • Narcan sales exceeded forecasts; CoC return cap achieved in February 2018 • December 2022 SWK sold remaining economics for $2.5M; investment generated a 2.4x CoC return Narcan is the only FDA approved, intranasal Naloxone product for the treatment of opioid overdose Narcan is appropriately priced with revenue growth from expanded distribution, not price hikes

Historical Financing: Galil Medical 21 OPPORTUNITY SOLUTION • In 2014, Galil was on the cusp of accelerating revenue growth, but was not yet cash - flow positive and could not tap traditional financing channels • Galil needed additional capital to run clinical trials and expand its sales force • In December 2014, SWK provided a $12.5M senior secured term loan structured to delay principal repayment until growth initiatives matured • In late 2015, SWK committed to provide additional financing to support Galil’s proposed acquisition of a competitor – The transaction was not consummated, but SWK’s support permitted opportunistic bid • By early 2016, the growth initiatives were bearing fruit, and in June 2016, Galil was acquired by BTG plc for $84.0M plus up to $26.0M in earn - outs • The SWK facility gave Galil capital to grow the business and garner a higher acquisition price while allowing the equity owners to capture maximum upside • SWK facility represented 15% LTV of the take - out price • SWK generated a 1.3x cash - on - cash return and 20% IRR Galil is a privately - held medical device company that delivers innovative cryotherapy solutions for tumor ablation

Enteris Corporate Overview

Revenue-generating CDMO platform and proven dosing technology with late-stage commercial partnerships

CDMO Platform

- Generates revenue three ways:
  - Formulation and development work
  - Clinical trial material and drug manufacturing
  - Technology licenses consisting of milestones and royalties
- Upgraded high potency manufacturing cGMP operational in 2021

Drug Delivery Technology

- Peptelligence platform allows oral delivery of drugs that are typically injected, including peptides and BCS class II, III, and IV small molecules
- Extensive intellectual property estate with protection through 2036
- Peptelligence licenses, including Cara Therapeutics, and development work with other large pharmaceutical partners

Internal 505(b)(2) Pipeline

- Oral leuprolide
  - Indication: Pediatric endocrine disorder
- Pre-clinical nasal psychiatric asset
- SWK does not expect to fund additional clincial work and is seeking to outlicense assets

Company Highlights

- Privately held company based in Boonton, New Jersey
- Four distinct pieces of value:
  - CDMO operations and PP&E
  - Cara license
  - Peptelligence IP
  - Proprietary 505b2 assets

SWK HOLDINGS
22

23 Enteris Exclusive Option and Asset Purchase Agreement On March 18, 2024, SWK signed an agreement with a strategic partner granting the partner a two - year exclusive option to purchase certain Enteris tangible assets for approximately $6.0M In consideration for granting the option, the strategic partner agreed to: – Pay Enteris a low - single - digit million dollar option fee with the first portion payable upon execution of the agreement and the second portion payable by January 1, 2025 if the option is not exercised at that time The option fees are creditable to the purchase price if the partner exercises the option but are non - refundable if the option is not exercised – Guarantee to Enteris minimum annual revenue payments in the mid - single - digit million dollar amounts for the calendar years 2024 and 2025 The agreement does not include Enteris intellectual property SWK believes Enteris will be approximately net income break - even or better over the life of the agreement

Leadership Team



Jody Staggs
President and CEO

- Joined in 2015
- Co-founded PBS Capital Management, predecessor to SWK
- Prior to PBS, served as Senior Portfolio Analyst at Highland Capital Management
- Investing experience in multiple asset classes



John David ("JD") Tamas
Director of Underwriting

- Joined in early 2022
- 15+ years of providing credit and equity capital to lower- and middle-market companies
- Prior firms include NXT Capital, ORIX, Wachovia
- Healthcare and related sector coverage for over a decade



Dr. Paul Shields
Enteris subsidiary CEO

- Joined in 2013 and was previously COO
- Held variety of positions at Unigene, including Director of Plant Operations, and VP Manufacturing Operations
- Ph.D. in Biochemistry

SWK HOLDINGS
24

Why Invest in SWKH – Attractive Risk Reward Scenario

"Unearthed Diamond"

- SWK story is not widely known, having uplisted to Nasdaq without benefit of traditional IPO
- Analyst coverage and proactive investor relations effort have helped to increase SWK's visibility
- With a Book Value per share of ~$22.43 and a stock price of ~$17.96 as of March 20, 2024, shares trade at a ~20% discount to book value

Lower Risk Bio-Basket

- Diverse, non correlated range of life science products with limited downside risk
- As of December 31, 2023, the portfolio consists of 26 loans and royalties as well as warrant and equity stakes across a range of healthcare sub-sectors
- 4Q23 portfolio effective yield was 14.0%; realized yield has historically exceeded effective (modeled) yield

Stable Earnings Longer-Term Upside Potential

- Potential upside to base-line effective yield from royalties, early-loan payoffs, and warrants
- Private warrants carried at zero on the balance sheet
- Potential upside to Enteris GAAP value from IP monetization

Strong Management/ Proven Processes

- Management has extensive expertise in life science finance
- Disciplined process to source and diligence opportunities with focus on minimizing risk and maximizing returns

Minimally Levered Balance Sheet and Buyback

- Minimally levered balance sheet is latent source of earnings growth
- During the fourth quarter of 2023, repurchased ~14.2K shares of common stock for a total cost of ~$0.2M, or ~$16.45 per share. Year-to-date 2024, SWK has repurchased ~51.6K shares for ~$0.9M, or ~$16.93 per share

SWK HOLDINGS
25

26 Reconciliation of Non - GAAP Adjusted Net Income The following table provides a reconciliation of SWK's reported (GAAP) consolidated net income to SWK's adjusted consolidated ne t income (Non - GAAP) for the periods denoted in the table. The table eliminates provisions for income taxes, non - cash mark - to - market chang es on warrant assets and SWK's warrant, and Enteris amortization: $ in 000s FYE FYE FYE FYE Dec-23 Dec-22 Dec-21 Dec-20 Net income 15,887$ 13,491$ 25,929$ 5,202$ Add (subtract): income tax expense (benefit) (1,274) (4,000) 7,082 (1,537) Add: Enteris amortization expense 1,703 1,774 3,489 11,735 Add (subtract): unrealized net loss (gain) on warrant assets 55 (416) (272) 586 Add (subtract): unrealized net loss (gain) on equity securities 774 527 (1,839) 591 Add (subtract): loss (gain) on change in fair value of contingent consideration (6,300) 5,170 (287) 4,400 Add (subtract): foreign currency transaction losses (gains) (817) 215 Add: non-recurring expense items 8,429 1,327 1,592 126 Adjusted income before income tax (benefit) expense 18,457$ 18,088$ 35,694$ 21,103$ Add (subtract): income tax (benefit) expense - - - - Non-GAAP adjusted net income 18,457$ 18,088$ 35,694$ 21,103$

Reconciliation of Non-GAAP Specialty Finance Net Income

- The following table provides a reconciliation of SWK's consolidated adjusted income before provision for income taxes, listed in the table above, to the non-GAAP adjusted net income for the specialty finance business for the periods denoted below. The table eliminates expenses associated with the acquisition of Enteris, and Enteris operating losses.

FINCO *$ in 000s*	FYE Dec-23	FYE Dec-22	FYE Dec-21	FYE Dec-20
Adjusted income before income tax (benefit) expense	$ 18,457	$ 18,088	$ 35,694	$ 21,103
Add (subtract): Enteris operating loss (gain), excluding amortization and change in fair value of contingent consideration	5,931	5,380	(4,949)	2,586
Adjusted Finance Receivables segment income before income tax (benefit) expense	$ 24,388	$ 23,468	$ 30,745	$ 23,689
Adjusted income tax (benefit) expense	$ -	-	-	-
Non-GAAP Finance Receivables segment net income	$ 24,388	$ 23,468	$ 30,745	$ 23,689

- The following tables provide a reconciliation of SWK's book value per share to the non-GAAP adjusted book value per share for the specialty finance business. The table eliminates the net deferred tax asset, and Enteris-related net intangibles, goodwill, and net property, plant and equipment. Diluted shares outstanding are as of period end.

$ in 000s, except per share amounts	Dec-23
SWK Finance Receivables Segment Book Value, net	
Stockholders' Equity (Book Value)	$ 280,315
Less: Deferred Tax Assets, net	28,290
Trangible Book Value	$ 252,025
Less: Enteris Book Value, net	6,893
Finance Receivables Segment Tangible Book Value	$ 245,132
Book Value per Share	$ 22.43
Tangible Book Value per Share	$ 20.17
Finance Receivables Segment Tangible Book Value per Share	$ 19.61
Shares Outstanding as of December 31, 2023	12,498

$ in 000s, except per share amounts	Dec-23
Enteris Book Value, net	
Intangible Assets, net	$ 6,487
Goodwill	-
Property and Equipment, net	5,306
Total Enteris-Related Assets	$ 11,793
Less: Contingent Consideration Payable	4,900
Enteris Book Value, net	$ 6,893
Enteris Book Value, net per Share	$ 0.55
Memo: DTA BVPS	$ 2.26

SWK HOLDINGS
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28 Contact Information CONFIDENTIAL SWK Senior Management Investor & Media Relations: Tiberend Strategic Advisor • Jody Staggs: ̶ Phone: 972.687.7252 ̶ Email: jstaggs@swkhold.com • Office address: 5956 Sherry Lane, Suite 650 Dallas, TX 75225 • Website: www.swkhold.com • Jason Rando: ̶ Email: jrando@tiberend.com

29 Collaborative Approach to Life Science Financing